SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

ELECTRONIC CLEARING HOUSE, INC.

(Name of Registrant as Specified in its Charter)

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Filed by Electronic Clearing House, Inc. Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Electronic Clearing House, Inc.
Commission File No.: 000-15245

The following letter to Electronic Clearing House, Inc. ("ECHO") employees, announcing the signing of a definitive agreement for the acquisition by Intuit Inc. ("INTUIT") of ECHO, was issued by ECHO on December 19, 2007:

December 19, 2007

ECHO Team Members:

Today we announced that we have entered into an agreement to be acquired by Intuit. We are very excited about the opportunity to join forces with Intuit, and what it means for ECHO’s future and our employees.

As many of you know, Intuit signed an agreement to acquire ECHO in December 2006, but the parties mutually terminated the arrangement the following March. Since that time, we have refocused our business while continuing to generate revenue growth. With ECHO's business changes and solid performance, both companies now agree that conditions are more favorable for a successful acquisition.

ECHO & Intuit: a great strategic fit

As Brad Smith, senior vice president and general manager of Intuit’s small business group, states in their press release, “Since our last discussions with ECHO, we’ve continued to survey the market and believe today, as we did then, that ECHO is a great strategic fit for Intuit.”

Intuit has very strong product brands and a keen focus on customer-driven innovation.  It is a leading provider of business, financial management, and tax solutions for small businesses, consumers and accountants. Many of you may already use products such as Quicken or TurboTax.

Intuit provides payment processing services to many small and mid-sized businesses through its Innovative Merchant Solutions division. Intuit is excited about the opportunity to leverage our technology platform and end-to-end payment solution to continue to bring new and innovative products to market.

Combined with our people, technology, and customers, we believe that Intuit will be very well positioned to accelerate its expansion into the rapidly growing and underserved payment processing market for small to mid-sized companies. Together, our goal is to continue to help customers increase revenue by maximizing their payment options and reducing their costs by working with one provider for all of their payment needs.

ECHO & Intuit: a great cultural fit

Another reason we are so excited about this combination is that ECHO and Intuit have very similar corporate cultures. Intuit has a long demonstrated commitment to employees and to maintaining a strong workplace culture. It has been named as one of FORTUNE Magazine’s “100 Best Companies to Work For” for six years and has also won numerous employer awards.  We believe the people at ECHO and Intuit are going to make a great team.

For more information about Intuit, please feel free to access their Web site at www.intuit.com.

Learn more: all-hands meeting today

We expect this transaction to close in the first quarter of calendar year 2008, when we will begin integrating the two companies.  Until the deal closes, we should approach our work with a “business as usual” attitude. It’s important for all of us to remain focused on serving our customers.

I encourage you to join me for an all-hands meeting today at 3:00 PT (ECHOtorium), 4:00 MT (ABQ). People located off-site should dial 1-800-966-8704 and enter code 8502 to participate.  We may not have all the answers today, but we will periodically update you on our progress and provide you with answers as soon as we can.

In closing…

Over the past 20 years, ECHO has built a solid foundation, represented by our superior reputation, outstanding products and services, sound technology, distinguished customers and, most importantly, great people. This transaction is, in large part, possible because of the contributions our employees have made over the years to build ECHO into the strong company it is today.   I thank each one of you for your dedication, professionalism and commitment to our business.

Sincerely,

Chuck Harris
President

Forward-Looking Statements

This letter includes forward-looking statements, including those regarding the proposed acquisition of ECHO by Intuit and the anticipated reach, capabilities and opportunities for the combined company, future products and services, expected benefits to merchants and other customers, market opportunities, expected customer base, and the anticipated closing of the transaction.  These statements are based on certain assumptions and reflect our current expectations. Statements including words such as “anticipate,” “propose,” “estimate,” “believe” or “expect” and statements in the future tense are forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Some of the factors that could cause results to differ materially from the expectations expressed in these forward-looking statements include the following:  the risk that the proposed transaction may not be completed in a timely manner, if at all; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company's products and services; the risk that the anticipated benefits of the merger may not be realized; and other risks that may impact Intuit’s and ECHO’s businesses, some of which are discussed in the companies’ reports filed with the Securities and Exchange Commission (the “SEC”) under the caption "Risks That Could Affect Future Results" or "Risk Factors" and elsewhere, including, without limitation, Intuit's Form 10-K for the fiscal year ended July 31, 2007 and ECHO's 10-K for the year ended September 30, 2007.  Copies of Intuit's and ECHO's filings with the SEC can be obtained on their websites, or at the SEC’s website at www.sec.gov. You can also obtain Intuit’s report through its Web site at http://www.intuit.com/about_intuit/investors and ECHO’s reports through its Web site at http://www.echo-inc.com/investors.html. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors.

If any of these risks or uncertainties materializes, the acquisition may not be consummated, the potential benefits of the acquisition may not be realized, the operating results of Intuit and ECHO could suffer, and actual results could differ materially from the expectations described in these forward-looking statements.  Forward-looking statements speak only as of the date of the document in which they are made. These risks, uncertainties and factors are not exclusive, and Intuit and ECHO undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this letter.

Additional Information About the Proposed Transaction and Where You Can Find It

This letter may be deemed to be a solicitation in respect of the proposed acquisition of ECHO by Intuit.  In connection with the proposed transaction, ECHO intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF ECHO ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY ECHO WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, when available, and any other documents filed by ECHO with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of ECHO may obtain free copies of the documents filed with the SEC by contacting ECHO’s Investor Relations at 730 Paseo Camarillo, Camarillo, California, 93010, Telephone: (800) 233-0406. You may also read and copy any reports, statements and other information filed by ECHO with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

ECHO and its executive officers and directors may be deemed to be participants in the solicitation of proxies from ECHO stockholders in favor of the proposed transaction. Certain executive officers and directors of ECHO  have interests in the transaction that may differ from the interests of stockholders generally. These interests will be described in the proxy statement when it becomes available.

In addition, Intuit and its executive officers and directors may be deemed to be participants in the solicitation of proxies from ECHO’s stockholders in favor of the approval of the proposed transaction. Information concerning Intuit's directors and executive officers is set forth in Intuit's proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on November 1, 2007, and annual report on Form 10-K filed with the SEC on September 14, 2007. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Intuit’s Investor Relations Website at http://www.intuit.com/about_intuit/investors.